BIO FLORESCENT TECHNOLOGIES, INC.

                            1996 STOCK INCENTIVE PLAN

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1.       PURPOSES OF THE PLAN.

         The purposes of this Stock Incentive Plan are to (i) attract and retain the best available personnel for positions of responsibility within Bio Florescent Technologies, Inc. (the "Company"), (ii) provide additional incentives to Employees of the Company, (iii) provide "Directors", "Consultants" and "Advisors" of the Company with an opportunity to acquire a proprietary interest in the Company to encourage their continued provision of services to the Company, and to provide such persons with incentives and rewards for superior performance more directly linked to the profitability of the Company's business and increases in shareholder value, and (iv) generally, to promote the success of the Company's business and the interests of the Company and all of its stockholders, through the grant of options to purchase shares of the Company's Common Stock and other incentives.

         Incentive benefits granted hereunder may be either Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, stock awards, restricted stock or cash awards, as such terms are hereinafter defined. The type of options or other incentives granted shall be reflected in the terms of written agreements.

2.       DEFINITIONS.

         As used herein, the following definitions shall apply:

         2.1 "AUTOMATIC OPTION GRANT PROGRAM" means the Nonqualified Options to be granted to nonemployee directors (including any nonemployee Chairman of the Board) pursuant to Section 20 of this Plan.

         2.2 "BASE PRICE" means the value determined by the Board or the Committee to be used as the basis for determining the Spread upon the exercise of a Free-Standing Stock Appreciation Right, and shall be expressed as the Fair Market Value per share on the Date of Grant of the Stock Appreciation Right or a percentage of such Fair Market Value per share.

         2.3 "BOARD" shall mean the Board of Directors of Bio Florescent Technologies, Inc.

         2.4 "CHANGE OF CONTROL" means a change in ownership or control of the Company effected through either of the following transactions:

               (a) the direct or indirect acquisition by any person or related group of persons (other than by the Company or a person that directly or indirectly controls, is controlled by, or is


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under common  control  with,  the Company) of beneficial  ownership  (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders, or other transaction, in each case which the Board does not recommend such shareholders to accept; or

                  (b) a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

         2.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

         2.6 "COMMITTEE" shall mean the Committee appointed by the Board in accordance with Section 4.1 of the Plan, if one is appointed.

         2.7 "COMMON STOCK" or "COMMON SHARES" shall mean (i) shares of the Common Stock, $.001 par value, of the Company described in the Company's Articles of Incorporation, as amended, and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 13 of this Plan.

         2.8 "COMPANY" shall mean Bio Florescent Technologies, Inc., a Nevada corporation, and shall include any parent or subsidiary corporation of the Company as defined in Sections 424(e) and (f), respectively, of the Code.

         2.9 "CONSULTANTS" and "ADVISORS" shall include any third party retained or engaged by the Company to provide services to the Company, including any employee of such third party providing such services.

         2.10 "CORPORATE TRANSACTION" means any of the following shareholder-approved transactions to which the Company is a party:

                  (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                  (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company; or

                  (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's


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

outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

         2.11 "DATE OF GRANT" means the date specified by the Board or the Committee on which a grant of Options, Stock Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective.

         2.12 "DEFERRAL PERIOD" means the period of time during which Deferred Shares are subject to deferral limitations under Section 10.3 of this Plan.

         2.13 "DEFERRED SHARES" means an award pursuant to Section 10 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

         2.14 "DIRECTOR" shall mean a member of the Board.

         2.15 "EFFECTIVE DATE" means the effective date of this Plan as provided in Section 6.

         2.16 "ELIGIBLE DIRECTOR" means a nonemployee director (including any nonemployee Chairman of the Board) identified in Section 20(a).

         2.17 "EMPLOYEE"  shall  mean  any  person,   including   officers  and
directors, employed by the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         2.18 "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

         2.19 "FAIR MARKET VALUE" shall mean, with respect to the date a given Option is granted or exercised, the value of the Common Stock determined by the Board in such manner as it may deem equitable for Plan purposes but, in the case of an Incentive Stock Option, no less than is required by applicable laws or regulations; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per share shall be the average of the bid and asked prices of the Common Stock on the Date of Grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) or, in the event the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, the Fair Market Value per share shall be the closing price on such exchange on the Date of Grant of the Option, as reported in the Wall Street Journal.

         2.20   "FREE-STANDING   STOCK   APPRECIATION   RIGHT"   means  a  Stock
Appreciation Right granted pursuant to Section 8.8 of this Plan that is not granted in tandem with an Option or similar right.

         2.21 "INCENTIVE AGREEMENT" shall mean the written agreement between the Company and the Participant relating to Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, stock awards, restricted stock and cash awards granted under the Plan, and shall include an


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



Incentive Stock Option Agreement, Nonqualified Stock Option Agreement or other form of Agreement which may be approved by the Board.

         2.22 "INCENTIVE AWARD" shall mean the award of one or more Incentives.

         2.23 "INCENTIVE STOCK OPTION" shall mean an Option which is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, or any successor provision thereto.

         2.24 "INCENTIVES" shall mean those incentive benefits which may be granted from time to time under the terms of the Plan which include Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, stock awards, restricted stock and cash awards.

         2.25 "MANAGEMENT OBJECTIVES" means the achievement of performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board or the Committee, Restricted Shares.

         2.26 "NONQUALIFIED STOCK OPTION" means an Option that is not intended to qualify as a Tax-Qualified Option.

         2.27 "OPTION PRICE" means the purchase price payable upon the exercise of an Option.

         2.28 "OPTION" means the right to purchase Common Shares from the Company upon the exercise of a Nonqualified Stock Option or a Tax-Qualified Option granted pursuant to Section 7 of this Plan.

         2.29 "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

         2.30 "OPTIONEE" shall mean an Employee, Director, Consultant or Advisor of the Company who has been granted one or more Options.

         2.31 "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         2.32 "PARTICIPANT" means a person who is selected by the Board or a Committee to receive benefits under this Plan and (i) is at that time an officer, including without limitation an officer who may also be a member of the Board, a Director, or other key employee of or a Consultant or Advisor to the Company, or (ii) has agreed to commence serving in any such capacity.

         2.33 "PERFORMANCE PERIOD" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 11 of this Plan within which the Management Objectives relating thereto are to be achieved.

         2.34 "PERFORMANCE SHARE" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 11 of this Plan.


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

         2.35 "PERFORMANCE UNIT" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 11 of this Plan.

         2.36 "PLAN" shall mean this 1996 Stock Incentive Plan, as amended from time to time in accordance with the terms hereof.

         2.37 "RELOAD OPTIONS" means additional Options automatically granted to an Optionee upon the exercise of Options pursuant to Section 7.1(d) of this Plan.

         2.38 "RESTRICTED SHARES" means Common Shares granted or sold pursuant to Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 9.9 hereof has expired.

         2.39 "RULE 16B-3" means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Exchange Act, or any successor rule to the same effect.

         2.40 "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

         2.41 "SPREAD" means, in the case of a Free-Standing Stock Appreciation Right, the amount by which the Fair Market Value per share on the date when the Stock Appreciation Right is exercised exceeds the Base Price specified therein or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value per share on the date when the Stock Appreciation Right is exercised exceeds the Option Price specified in the related Option.

         2.42 "STOCK APPRECIATION RIGHT" or "SAR" shall mean a right granted by the Board or the Committee pursuant to Section 8 of this Plan, including a Free-Standing Stock Appreciation Right and a Tandem Stock Appreciation Right.

         2.43 "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         2.44 "TANDEM STOCK APPRECIATION RIGHT" means a Stock Appreciation Right granted pursuant to Section 8.7 of this Plan that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

         2.45 "TAX DATE" shall mean the date an Optionee is required to pay the Company an amount with respect to tax withholding obligations in connection with the exercise of an option.

         2.46 "TAX-QUALIFIED OPTION" means an Option that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.



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

3.       COMMON STOCK SUBJECT TO THE PLAN.

         Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold or otherwise awarded under the Plan is Two Million Six Hundred Thousand (2,600,000) Common Shares. Any Common Shares available for grants and awards at the end of any calendar year shall be carried over and shall be available for grants and awards in the subsequent calendar year. Common Shares awarded under this Plan may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. For the purposes of this Section 3:

         3.1 Upon payment in cash of the benefit provided by any award granted under this Plan, or upon expiration or cancellation of any award granted under this Plan, any Common Shares that were covered by such award shall again be available for issuance or transfer hereunder.

         3.2 Common Shares covered by any award granted under this Plan shall be deemed to have been issued or transferred, and shall cease to be available for future issuance or transfer in respect of any other award granted hereunder, at the earlier of the time when they are actually issued or transferred or the time when dividends or dividend equivalents are paid thereon; provided, however, that Restricted Shares shall be deemed to have been issued or transferred at the earlier of the time when they cease to be subject to a substantial risk of forfeiture or the time when dividends are paid thereon.

         3.3 Performance Units that are granted under this Plan and are paid in Common Shares or are not earned by the Participant at the end of the Performance Period shall be available for future grants of Performance Units hereunder.

4.       ADMINISTRATION OF THE PLAN.

         4.1      PROCEDURE.

                  (a) The Board shall administer the Plan; provided, however, that the Board may appoint a Committee consisting solely of two (2) or more "Non-Employee Directors" to administer the Plan on behalf of the Board, in accordance with Rule 16b-3.

                  (b) Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time may any person serve on the Committee if that person's membership would cause the Committee not to satisfy the requirements of Rule 16b-3.

                  (c) A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.


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

                  (d)  Any   reference   herein  to  the  Board   shall,   where
appropriate,   encompass  a  Committee  appointed  to  administer  the  Plan  in accordance with this Section 4.

         4.2      POWERS OF THE BOARD OR THE COMMITTEE.

                  (a) Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Options or Incentive Awards to Participants; (ii) to determine, upon review of relevant information and in accordance with Section 2.19 of the Plan, the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 2.19 of the Plan; (iv) to determine the number of Common Shares to be represented by each Option or Incentive Award; (v) to determine the Participants to whom, and the time or times at which, Options and Incentive Awards shall be granted; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Option and Incentive Award granted (which need not be identical) and, with the consent of the grantee thereof, modify or amend such Option or Incentive Award;
(ix) to accelerate or defer (with the consent of the grantee) the exercise date of any Option or Incentive Award; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Incentive Award previously granted by the Board; (xi) to accept or reject the election made by a grantee pursuant to Section 7.5 of the Plan; and
(xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (b) The Board or a Committee may delegate to an officer of the Company the authority to make decisions pursuant to this Plan, provided that no such delegation may be made that would cause any award or other transaction under the Plan to cease to be exempt from Section 16(b) of the Exchange Act. A Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

         4.3  EFFECT  OF  BOARD  OR  COMMITTEE  DECISIONS.   All  decisions  and
determinations and the interpretation and construction by the Board or a Committee of any provision of this Plan, or any agreement, notification or document evidencing the grant of Options, Stock Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units, and any determination by the Board or a Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final, binding and conclusive with respect to all grantees and any other holders of any Option or Incentive Award granted under the Plan. No member of the Board or a Committee shall be liable for any such action taken or determination made in good faith.

5.       ELIGIBILITY.

         Consistent with the Plan's purposes, Options and Incentive Awards may be granted only to Employees, Directors, Consultants and Advisors of the Company as determined by the Board or a Committee. Subject to the terms of the Plan, an Employee, Director, Consultant or Advisor who has been granted an Option or Incentive Award may, if he is otherwise eligible, be granted an additional Option or Incentive Award. Incentive Stock Options may be granted only to those Employees who meet the requirements applicable under Section 422 of the Code.


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

6.       BOARD APPROVAL; EFFECTIVE DATE.

         The Plan shall take effect on August 29, 1996, the date on which the Board approved the Plan. No Option may be granted after August 29, 2006 (ten
(10) years from the effective date of the Plan); provided, however, that the Plan and all outstanding Options shall remain in effect until such options have expired or until such Options are canceled.

7.       STOCK OPTIONS.

         The Board or the Committee may from time to time authorize grants to Participants of Options to purchase Common Shares upon such terms and conditions as the Board or the Committee may determine in accordance with the following provisions:

         7.1      OPTIONS TO BE GRANTED; TERMS.

                  (a) Options granted pursuant to this Section 7 may be Nonqualified Stock Options or Tax-Qualified Options or combinations thereof. The Board or the Committee shall determine the specific terms of Options.

                  (b) Each grant shall specify the period or periods of continuous employment, or continuous engagement of the consulting or advisory services, of the Optionee by the Company or any Subsidiary that are necessary before the Options or installments thereof shall become exercisable.

                  (c) Any grant of a Nonqualified Stock Option may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, or the Board or the Committee may provide that any dividend equivalents shall be credited against the Option Price.

                  (d) Any grant may provide for the automatic grant to the Optionee of Reload Options upon the exercise of Options, including Reload Options for Common Shares or any other noncash consideration authorized under the Plan; provided, however, that the term of any Reload Option shall not extend beyond the term of the Option originally exercised.

         7.2 NUMBER OF SHARES SUBJECT TO OPTIONS. Each grant shall specify the number of Common Shares to which it pertains. Successive grants may be made to the same Optionee regardless of whether any Options previously granted to the Optionee remain unexercised.

         7.3 TERM OF OPTION. Unless otherwise provided in the Incentive Agreement, the term of each Option shall be five (5) years from the Date of Grant thereof. In no case shall the term of any Option exceed ten (10) years from the Date of Grant thereof. Notwithstanding the above, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns ten percent (10%) or more of the Common Stock as such amount is calculated under Section 422(b)(6) of the Code ("Ten Percent
Stockholder"), the term of the Incentive Stock Option shall be five (5) years from the Date of Grant thereof or such shorter time as may be provided in the Incentive Agreement.


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

         7.4      EXERCISE PRICE.

                  (a) Each grant shall specify an Option Price per Common Share for the Common Shares to be issued pursuant to exercise of an Option, which shall be determined by the Board or the Committee, but in the case of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value per share on the Date of Grant, and in the case of a Nonqualified Stock Option shall be no less than eighty-five percent (85%) of the Fair Market Value per share on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Stockholder, the per share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the Date of Grant.

                  (b) With respect to Incentive Stock Options, the aggregate Fair Market Value (determined as of the respective Date or Dates of Grant) of the Common Shares for which one or more options granted to any Optionee under this Plan may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year (under all employee benefit plans of the Company) shall not exceed $100,000. To the extent that the Optionee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options under the federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of Common Shares for which any Incentive Stock Option first becomes exercisable in any calendar year exceed the applicable $100,000 limitation, then that option may nevertheless be exercised in such calendar year for the excess number of shares as a Nonqualified Stock Option under the federal tax laws.

         7.5 PAYMENT FOR SHARES. The price of an exercised Option and any taxes attributable to the delivery of Common Stock under the Plan, or portion thereof, shall be paid as follows:

                  (a) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of United States currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Board or the Committee may deem appropriate, including without limitation any form of consideration authorized pursuant to this Section 7 on such basis as the Board or the Committee may determine in accordance with this Plan, and (iv) any combination of the foregoing.

                  (b) Any grant of a Nonqualified Stock Option may provide that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Board or the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this
Section 7.5, the Common Shares received by the Optionee upon the exercise of the Nonqualified Stock Option shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and


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

restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

                  (c) Any grant may allow for deferred payment of the Option Price through a sale and remittance procedure by which a Participant shall provide concurrent irrevocable written instructions to (i) a Company-designated brokerage firm to effect the immediate sale of the purchased Common Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased Common Shares, and (ii) the Company to deliver the certificates for the purchased Common Shares directly to such brokerage firm to complete the sale transaction.

                  (d) The Board or Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate.

         7.6 RIGHTS AS A STOCKHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Common Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

         7.7      LOANS OR INSTALLMENT PAYMENTS; BONUSES.

                  (a) The Board or the Committee may, in its discretion, assist any Participant in the exercise of one or more awards under the Plan, including the satisfaction of any federal, state, local and foreign income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Company to such Participant; or (ii) permitting the Participant to pay the exercise price or purchase price for the purchased shares in installments;
(iii) a guaranty by the Company of a loan obtained by the Optionee from a third party, or (iv) granting a cash bonus to the Participant to enable the Participant to pay federal, state, local and foreign income and employment tax obligations arising from an award.

                  (b) Any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Board or the Committee specifies in the applicable Incentive Agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Participant may not exceed the exercise or purchase price of the acquired shares (less the par value of such shares) plus any federal, state and local income and employment tax liability incurred by the Participant in connection with the acquisition of such shares. The amount of any bonus shall be determined by the Board or the Committee in its sole discretion under the circumstances.

                  (c)  The  Board  or  the   Committee   may,  in  its  absolute
discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the

Company in whole or in part upon such terms and conditions as the Board or the Committee may deem appropriate; provided, however, that the Board or the Committee shall not forgive that portion of any loan owed to cover the par value of the Common Shares.

         7.8      EXERCISE OF OPTION.

                  (a)      PROCEDURE FOR EXERCISE.

                           (i) Any Option granted hereunder shall be exercisable
at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Unless otherwise determined by the Board at the time of grant, an Option may be exercised in whole or in part. An Option may not be exercised for a fraction of a share.

                           (ii) An Option  shall be deemed to be exercised  when
written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Common Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7.5 of the Plan.

                          (iii) Exercise of an Option in any manner shall result
in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Common Shares as to which the Option is exercised.

                  (b) TERMINATION OF STATUS AS AN EMPLOYEE. Unless otherwise provided in an Incentive Agreement, if an Employee's employment by the Company is terminated, except if such termination is voluntary or occurs due to retirement with the consent of the Board or due to death or disability, then the Option, to the extent not exercised, shall cease on the date on which the Employee's employment by the Company is terminated. If an Employee's termination is voluntary or occurs due to retirement with the consent of the Board, then the Employee may after the date such Employee ceases to be an Employee of the Company, exercise his Option at any time within three (3) months after the date he ceases to be an Employee of the Company, but only to the extent that he was entitled to exercise it on the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate. In no event may the period of exercise in the case of Incentive Stock Options extend more than three (3) months beyond termination of employment.

                  (c) DISABILITY. Unless otherwise provided in the Incentive Agreement, notwithstanding the provisions of Section 7.8(b) above, in the event an Employee is unable to continue his employment with the Company as a result of his permanent and total disability (as defined in Section 22(e) (3) of the Code), he may exercise his Option at any time within twelve (12) months from the date of termination, but only to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate. In no event may the period of exercise in the case of an Incentive Stock Options extend more than twelve (12) months beyond the date the Employee is unable to continue employment due to such disability.

                  (d) DEATH. Unless otherwise provided in the Incentive Agreement, if an Optionee dies during the term of the Option and is at the time of his death an Employee who shall have been in continuous status as an Employee since the Date of Grant of the Option, the Option may be exercised at any time within twelve (12) months following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that an Optionee was entitled to exercise the Option on the date of death. To the extent that decedent was not entitled to exercise the Option on the date of death, or if the Optionee's estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate. In no event may the period of exercise in the case of an Incentive Stock Option extend more than twelve (12) months beyond the date of the Employee's death.

         7.9 OPTION REISSUANCES. The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participant, the cancellation of any or all outstanding Options under this Section 7 and grant in substitution new Options under the Plan covering the same or a different numbers of Common Shares but with an exercise price not less than (i) 85% of the Fair Market Value per share on the new Date of Grant or (ii) 100% of the Fair Market Value per share in the case of Incentive Stock Options.

         7.10 INCENTIVE STOCK OPTIONS - DISPOSITION OF SHARES. In the case of an Incentive Stock Option, a Participant who disposes of Common Shares acquired upon exercise of such Incentive Stock Option by sale or exchange (i) within two
(2) years after the Date of Grant of the Option, or (ii) within one (1) year after the exercise of the Option, shall notify the Company of such disposition and the amount realized upon such disposition.

         7.11 OPTION AGREEMENT. Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board or the Committee may determine consistent with this Plan.

8.       STOCK APPRECIATION RIGHTS.

         A stock appreciation right ("SAR") is a right to receive from the Company, without payment to the Company, a number of shares of Common Stock, cash, or any combination thereof, being a unit value equal to the Spread, at the time of the exercise of a Stock Appreciation Right, the amount of which is determined pursuant to the formula set forth by the Board. An SAR may be granted
(a) with respect to any Option granted under the Plan, either concurrently with the grant of such Option (Tandem Stock Appreciation Right) or at such later time as determined by the Board (limited to 50% of the shares of Common Stock subject to the Option), or (b) alone, without reference to any related Option
(Free-Standing Stock Appreciation Right). Each SAR granted by the Board under this Plan shall be subject to the following terms and conditions:

         8.1 NUMBER. Each SAR granted to a Participant shall relate to such number of shares of Common Stock as shall be determined by the Board, subject to adjustment as provided in Section 13. In the case of an SAR granted with respect to an Option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the Option exercises the related Option, subject to a limitation of 50% of the shares of Common Stock subject to the Option.

         8.2 TERM OF SAR. Unless otherwise provided in the Incentive Agreement, the term of each SAR shall be five (5) years from the Date of Grant thereof. In no case shall the term of any SAR exceed ten (10) years from the Date of Grant thereof. In the event the grantee of an SAR ceases to be an Employee of the Company for any reason, including death, the SAR may be exercised or shall expire at such times as may be determined by the Board.

         8.3 PAYMENT. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Board or the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Common Shares or other equity securities in lieu of cash; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 of the Exchange Act to cease to apply to this Plan shall be permitted. Subject to the right of the Board or the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the Exchange Act and regulations adopted thereunder), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

                  (a) the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to an Option, or (2) in the case of an SAR granted alone, without reference to a related Option, an amount which shall be determined by the Board at the time of grant, subject to adjustment under
Section 13), by

                  (b) the Fair Market Value of a share of Common stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of an SAR, the Board may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable. No fractional Shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date, or to purchase the portion necessary to make a whole Share at its Fair Market Value on the date of exercise. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Board or the Committee on the Date of Grant.

         8.4      EXERCISE OF SARS.

                  (a) Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

                  (b) Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change of Control of the Company, Corporate Transaction or other similar transaction or event.

         8.5 DIVIDEND EQUIVALENTS. Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

         8.6 SAR AGREEMENT. Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Board or the Committee may determine consistent with this Plan.

         8.7 TANDEM STOCK APPRECIATION RIGHTS. Each grant shall provide that a Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive and (ii) by surrender of the related Option (or such other right) for cancellation.

         8.8      FREE-STANDING STOCK APPRECIATION RIGHTS.

                  (a) Each grant shall specify in respect of each Free-Standing Stock Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Fair Market Value per share on the Date of Grant;

                  (b) Successive grants may be made to the same Participant regardless of whether any Free-Standing Stock Appreciation Rights previously granted to the Participant remain unexercised;

                  (c) Each grant shall specify the period or periods of continuous employment, or continuous engagement of the consulting services, of the Participant by the Company or any Subsidiary that are necessary before the Free-Standing Stock Appreciation Rights or installments thereof shall become exercisable; and

                  (d) No Free-Standing Stock Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

9.       RESTRICTED SHARES.

         Restricted Shares are shares of Common Stock which are sold or transferred by the Company to a Participant at a price which may be below their Fair Market Value, or for no payment, but subject to restrictions on their sale or other transfer by the Participant. The transfer of Restricted Shares and the transfer and sale of Restricted Shares shall be subject to the following terms and conditions:

         9.1 NUMBER OF SHARES. The number of Restricted Shares to be transferred or sold by the Company to a Participant shall be determined by the Board.

         9.2 SALE PRICE. The Board shall determine the prices, if any, at which Restricted Shares shall be sold to a Participant, which may vary from time to time and among Participants, and which may be below the Fair Market Value of such shares of Common Stock on the date of sale.

         9.3 RESTRICTIONS. All Restricted Shares transferred or sold hereunder shall be subject to such restrictions as the Board may determine, including, without limitation, any or all of the following:

                  (a) a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Board or the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such Restricted Shares, or otherwise);

                  (b) a requirement that the holder of Restricted Shares forfeit or resell back to the Company, at his cost, all or a part of such Restricted Shares in the event of termination of his employment during any period in which such Restricted Shares are subject to restrictions; and

                  (c) a prohibition against employment of the holder of such Restricted Shares by any competitor of the Company or a subsidiary of the Company, or against such holder's dissemination of any secret or confidential information belonging to the Company or a subsidiary of the Company.

         9.4 ESCROW. In order to enforce the restrictions imposed by the Board pursuant to Section 9.3 above, the Participant receiving Restricted Shares shall enter into an agreement with the Company setting forth the conditions of the grant. Restricted Shares shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company.

         9.5 END OF RESTRICTIONS. Subject to Section 9.3, at the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, such Restricted Shares will be delivered, free of all restrictions, to the Participant or to the Participant's legal representative, beneficiary or heir.

         9.6 STOCKHOLDER. Subject to the terms and conditions of the Plan, each Participant receiving Restricted Shares shall have all the rights of a stockholder with respect to such shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including, without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to the Restricted Shares shall be paid to the Participant currently.

         9.7 OWNERSHIP OF RESTRICTED SHARES. Each grant or sale shall constitute an immediate transfer of the ownership of the Restricted Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the "substantial risk of forfeiture" and restrictions on transfer referred to hereinafter.

         9.8 ADDITIONAL CONSIDERATION. Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value per share on the Date of Grant.

         9.9  SUBSTANTIAL RISK OF FORFEITURE.

                  (a) Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board or the Committee on the Date of Grant.

                  (b) Each grant or sale shall provide that, during the period for which substantial risk of forfeiture is to continue the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board or the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

         9.10 DIVIDENDS. Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Board or the Committee may determine.

         9.11 ADDITIONAL GRANTS. Successive grants or sales may be made to the same Participant regardless of whether any Restricted Shares previously granted or sold to a Participant remain restricted.

10.      DEFERRED SHARES.

         The Board or the Committee may authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Board or the Committee may determine in accordance with the following provisions:

         10.1 PERFORMANCE CONDITIONS. Each grant or sale shall constitute the agreement by the Company to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Board or the Committee may specify.

         10.2 ADDITIONAL CONSIDERATION. Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value per share on the Date of Grant.

         10.3 DEFERRAL PERIOD. Each grant or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Board or the Committee on the Date of Grant.

         10.4 OWNERSHIP OF SHARES. During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote the Deferred Shares, but the Board or the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on the Deferred Shares in cash or additional Common Shares on a current, deferred or contingent basis.

         10.5 ADDITIONAL GRANTS. Successive grants or sales may be made to the same Participant regardless of whether any Deferred Shares previously granted or sold to a Participant have vested.

         10.6 AGREEMENT. Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board or the Committee may determine consistent with this Plan.

11.      PERFORMANCE SHARES AND PERFORMANCE UNITS.

         The Board or the Committee may authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Board or the Committee may determine in accordance with the following provisions:

         11.1 NUMBER. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

         11.2 PERFORMANCE PERIOD. The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Board or the Committee on the Date of Grant.

         11.3     MANAGEMENT OBJECTIVES.

                  (a) Each grant shall specify the Management Objectives that are to be achieved by the Participant, which may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed or with respect to which the Participant provides consulting services.

                  (b) Each grant shall specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives.

                  (c) The Board or the Committee may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Board or the Committee, events or transactions have occurred after the Date of Grant that are unrelated to the performance of the Participant and result in distortion of the Management Objectives or the related minimum acceptable level of achievement.

         11.4     PAYMENT.

                  (a) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Board or the Committee the right to elect among those alternatives; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

                  (b) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board or the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Board or the Committee on the Date of Grant.

         11.5 DIVIDENDS. On or after the Date of Grant of Performance Shares, the Board or the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Common Shares on a current, deferred or contingent basis.

         11.6 ADDITIONAL GRANTS. Successive grants may be made to the same Participant regardless of whether any Performance Shares or Performance Units granted to any Participant have vested.

         11.7 AGREEMENT. Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board or the Committee may determine consistent with this Plan.

12.      CASH AWARDS.

         A cash award consists of a monetary payment made by the Company to a Participant as additional compensation for his services to the Company. Payment of a cash award will normally depend on achievement of performance objectives by the Company or by the Participant. The amount of any monetary payment constituting a cash award shall be determined by the Board or the

Committee in its sole discretion. Cash awards may be subject to other terms and conditions, which may vary from time to time and among Participants, as the Board determines to be appropriate.

13.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

         Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Incentive Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options nor Incentive Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Incentive Award, as well as the price per share of Common Stock covered by each such outstanding Option or Incentive Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to the number or price of shares of Common Stock subject to an Option or Incentive Award.

         In the event of the proposed dissolution or liquidation of the Company, all Options and Incentive Awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Incentive Award shall terminate as of a date fixed by the Board and give each holder the right to exercise his Option or Incentive Award as to all or any part thereof, including Shares as to which the Option or Incentive Award would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option or Incentive Award shall be assumed or an equivalent Option or Incentive Award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the holder shall have the right to exercise the Option or Incentive Award as to all of the Shares, including Shares as to which the Incentive would not otherwise be exercisable. If the Board makes an Incentive exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the holder that the Option or Incentive Award shall be fully exercisable for a period of sixty (60) days from the date of such notice (but not later than the expiration of the term of the Option or Incentive Award), and the Option or Incentive Award will terminate upon the expiration of such period.

14.      IMMEDIATE ACCELERATION OF INCENTIVES.

         14.1 Notwithstanding any provision in the Plan or in any Incentive Agreement to the contrary, (1) the restrictions on all shares of restricted stock awarded shall lapse immediately, (2) all outstanding Options and SARs will become exercisable immediately, and (3) all performance objectives shall be deemed to be met and payment made immediately if any of the following events occur:

                  (a) any person or group of persons becomes after the date hereof the beneficial owner of 20% or more of any equity security of the Company entitled to vote for the election of directors unless the acquisition of such securities by such person or group of persons was approved in advance of the acquisition by a majority of the Continuing Directors (as defined below);

                  (b) a majority of the members of the Board is replaced within any period of less than two years by directors not nominated and approved by the Board; or

                  (c) the stockholders of the Company approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

         14.2 For purposes of this Section 14, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. Beneficial ownership of more than 20% of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership. If the restrictions and forfeitability periods are eliminated by reason of provision (1), the limitations of the Plans shall not become applicable again should the person or group cease to own 20% or more of any equity security of the Company.

         14.3 For purposes of this Section 14, "Continuing Directors" are (i) directors who were in office prior to the time any of provisions (a), (b) or (c) occurred or any person publicly announced an intention to acquire 20% or more of any equity security of the Company, (ii) directors in office for a period of more than two years, and (iii) directors nominated and approved by the Continuing Directors.

15.      TRANSFERABILITY.

         Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Shares or other assets under the Plan may not be assigned, encumbered or otherwise transferred by a Participant and any attempt by a Participant to do so will be null and void. No Option or Incentive Award granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. Options and other awards granted under this Plan may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

16.      TIME OF GRANTING INCENTIVES.

         The Date of Grant of an Option or Incentive Award shall, for all purposes, be the date on which the Board or Committee makes the determination granting such Option or Incentive Award. Notice of the determination shall be given to each Participant to whom an Option or Incentive Award is so granted within a reasonable time after the date of such grant.

17.      AMENDMENT AND TERMINATION OF THE PLAN.

         17.1 The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, however, that the following revisions or amendments shall require approval of the holders of a majority of the outstanding Shares of the Company entitled to vote thereon, to the extent required by law, rule or regulation:

                  (a) Any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 13 of the Plan;

                  (b) Any change in the designation of the persons eligible (or any change in the class of Employees eligible, in the case of Incentive Stock Options) to be granted Options or Incentive Awards involving Shares; or

                  (c) If the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

         17.2  Notwithstanding  the foregoing,  stockholder  approval under this
Section 17 shall only be required at such time as (A) any rules of the National Association of Securities Dealers' Automated Quotation System-National Market System shall require stockholder approval of a plan or arrangement pursuant to which Common Stock may be acquired by officers or directors of the Company, (B) and/or Rule 16b-3, as promulgated by the Securities and Exchange Commission under the Exchange Act, and as such Rule may be amended from time to time, shall require the approval of stockholders of a company of any material amendment to any employee benefit plan of such company, or (C) Section 422 of the Code shall require shareholder approval of an amendment to the Plan.

         17.3 Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         17.4 Notwithstanding the foregoing, this Plan shall terminate upon the earlier of (i) August 29, 2006 or such earlier date as the Board shall determine, or (ii) the date on which all awards available for issuance in the last year of the Plan shall have been issued or canceled. Upon termination of the Plan, no further awards may be granted, but all grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the agreements evidencing such grants.

18.      WITHHOLDING TAXES.

         18.1 The Company is authorized to withhold income taxes as required under applicable laws or regulations. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Board or the Committee, any such arrangements may without limitation include relinquishment of a portion of any such payment or benefit or the surrender of outstanding Common Shares. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

         18.2 An Optionee who is also an officer or a director of the Company must make the above described election: (a) at least six months after the Date of Grant of the Option (except in the event of death or disability); and (b) either: (i) six months prior to the Tax Date, or (ii) prior to the Tax Date and during the period beginning on the third business day following the date the Company releases its quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date.

19.      CORPORATE TRANSACTION OR CHANGE OF CONTROL.

         The Board or the Committee shall have the right in its sole discretion to include with respect to any award granted to a Participant hereunder provisions accelerating the benefits of the award in the event of a Corporate Transaction or Change of Control, which acceleration rights may be granted in connection with an award pursuant to the agreement evidencing the same or at any time after an award has been granted to a Participant.

20.      NON-EMPLOYEE DIRECTORS AUTOMATIC STOCK OPTION GRANTS.

         20.1 ELIGIBILITY. The individuals eligible to receive automatic option grants pursuant to the provisions of this Section 20 (the "Automatic Option Grant Program") shall be limited to (i) those individuals who are serving as non-employee members of the Board on the Effective Date, and (ii) those individuals who are first elected or appointed as non-employee Board members after the Effective Date of this Plan. Whether through appointment by the Board or election by the Corporation's shareholders ("Non-Employee Director"). A Non-Employee Director shall not be eligible to receive an automatic option grant under clause (i) or clause (ii) above if such individual has previously been in the employ of the Corporation or any Subsidiary. Any Non-Employee Director eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an "Eligible Director" for purposes of this Section 20.

         20.2 OPTION GRANTS. Option grants shall be made under this Section 20 on the dates specified below:

                  (a) Each individual who first becomes an Eligible Director after the Effective Date of this Plan, whether through election by the shareholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a Nonqualified Option to purchase 1,000 Common Shares upon the terms and conditions of this Section 20.

                  (b) On the date of each annual shareholders' meeting, beginning with the 1997 annual shareholders' meeting, each individual who is at that time serving as an Eligible Director, whether or not such individual is standing for re-election as a Board member at that particular meeting, shall automatically be granted a Nonqualified Option to purchase an additional 1,000 Common Shares upon the terms and conditions of this Section 20, provided such individual has served as a Board member for at least six (6) months.

                  (c) There shall be no limit on the number of automatic option grants any Eligible Director may receive over his or her period of Board service. The number of shares for which the automatic option grants are to be made to each newly elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section 13.

         20.3     EXERCISE OF OPTIONS.

                  (a) The exercise price per Common Share subject to each automatic option grant made under this Section 19 shall be equal to 100% of the Fair Market Value per share on the applicable automatic grant date.

                  (b) The exercise price shall be payable in one of the alternative forms set forth in Sections 7.5 and 7.7 hereof.

                  (c) Each automatic grant under this Section 20 shall have a maximum term of ten (10) years measured from the automatic grant date.

                  (d) Each automatic grant shall vest in a series of three equal and successive annual installments over the Eligible Director's period of continued service as a Board member, with the first such installment to vest upon the completion by the Eligible Director of one year of Board service measured from the automatic grant date.

                  (e) During the lifetime of the Eligible Director, each automatic option grant shall be exercisable only by the Eligible Director and shall not be assignable or transferable by the Eligible Director other than by a transfer effected by will or by the laws of descent and distribution following the Eligible Director's death.

         20.4 TERMINATION OF STATUS AS A DIRECTOR. Should the Eligible Director cease to serve as a Board member for any reason (other than death or permanent disability) while holding one or more automatic option grants under this Section 20, then such individual shall have a six-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares in which the Eligible Director is vested at the time of such cessation of Board service. Each such option shall immediately terminate and cease to remain outstanding, at the time of such cessation of Board service, with respect to any option shares in which the Eligible Director is not otherwise at that time vested.

         20.5     DEATH OR DISABILITY.

                  (a) Should the Eligible Director die within six months after cessation of Board service, then any automatic option grant held by the Eligible Director at the time of death may subsequently be exercised, for any or all of the option shares in which the Eligible Director is vested at the time of his or her cessation of Board service (less any option shares subsequently purchased by the Eligible Director prior to death), by the personal representative of the Eligible Director's estate or by the person or persons to whom the option is transferred pursuant to the Eligible Director's will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the 12-month period measured from the date of the Eligible Director's death.

                  (b) Should the Eligible Director die or become permanently disabled while serving as a Board member, then the Common Shares at the time subject to each automatic option grant held by such Eligible Director under this
Section 20 shall immediately vest in full, and the Eligible Director (or the representative of the Eligible Director's estate or the person or persons to whom the option is transferred upon the Eligible Director's death) shall have a 12-month period following the date of the Eligible Director's cessation of Board service in which to exercise such option for any or all of those vested Common Shares.

         20.6 EXPIRATION OF OPTIONS. In no event shall any automatic grant under this Section 20 remain exercisable after the expiration date of the 10-year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs 20.4, 20.5(a) or 20.5(b) above or (if earlier) upon the expiration of the 10-year option term, the automatic grant shall terminate and cease to be outstanding for any option shares in which the Eligible Director was vested at the time of his or her cessation of Board service but for which such option was not otherwise exercised.

         20.7 CORPORATE TRANSACTION OR CHANGE OF CONTROL. In the event of any Corporate Transaction or Change of Control of the Corporation, the Common Shares at the time subject to each outstanding option under this Section 20 but not otherwise vested shall automatically vest in full, so that each such option shall, immediately prior to the effective date of such Corporate Transaction or Change of Control, become fully exercisable for all of the Common Shares at the time subject to that option and may be exercised for all or any portion of those shares as fully vested Common Shares. Each such option shall remain so exercisable for all the option shares following the Corporate Transaction or Change of Control until the expiration or sooner termination of the option term. Immediately following the consummation of the Corporate Transaction or Change of Control, all automatic option grants under this Section 20 shall terminate. Nothing in this Section 20.8 shall in any way affect the right of the Corporation to adjust, reclassify, reorganize or to otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or a part of its business or assets.

         20.8 RIGHTS AS A SHAREHOLDER. The holder of an automatic option grant under this Section 20 shall have none of the rights of a shareholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

         20.9 AMENDMENTS. The provisions of this Automatic Option Grant Program, together with the automatic option grants outstanding under this Section 20, may not be amended at intervals more frequently than once every six months, other than to the extent necessary to comply with applicable federal income tax laws and regulations.

21.      MISCELLANEOUS PROVISIONS.

         21.1 PLAN EXPENSE. Any expenses of administering this Plan shall be borne by the Company.

         21.2 CONSTRUCTION OF PLAN. The place of administration of the Plan shall be in the State of Arizona, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Arizona without regard to conflict of law principles and, where applicable, in accordance with the Code.

         21.3 OTHER COMPENSATION. The Board or the Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

         21.4 CONTINUATION OF EMPLOYMENT OR SERVICES. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees.

         21.5 TAX-QUALIFIED OPTIONS. To the extent that any provision of this Plan would prevent any Option that was intended to qualify as a Tax-Qualified Option from so qualifying, any such provision shall be null and void with respect to any such Option; provided, however, that any such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

         21.6 CERTAIN TERMINATIONS OF EMPLOYMENT OR CONSULTING SERVICES, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or consulting services by reason of death, disability, normal retirement, early retirement with the consent of the Company, termination of employment or consulting services to enter public or military service with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a

Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to
Section 15 of this Plan, the Board or the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

         21.7 BINDING EFFECT. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, and the Participants, their legal representatives, their heirs or legatees and their permitted assignees.

         21.8  EXCHANGE  ACT  COMPLIANCE.  With  respect to  persons  subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee.

         21.9     CONDITIONS UPON ISSUANCE OF SHARES.

                  (a) Shares shall not be issued pursuant to the exercise of an Option or Incentive Award unless the exercise of such Option or Incentive Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) As a condition to the exercise of an Option or Incentive Award, the Company may require the person exercising such Option or Incentive Award to represent and warrant at the time of any such exercise that the Shares are being purchased or otherwise acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  (c) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         21.10 FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board or the Committee may provide for the elimination of fractions or for the settlement thereof in cash.

         21.11 RESERVATION OF SHARES. The Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         21.12 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board and of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Incentive Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Board member or Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member or Committee member undertakes to handle and defend it on his own behalf.

         21.13 GENDER. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.

         21.14 USE OF PROCEEDS. Any cash proceeds received by the Company from the sale of Common Shares under the Plan shall be used for general corporate purposes.

         21.15    REGULATORY APPROVALS.

                  (a) The implementation of the Plan, the granting of any awards under the Plan and the issuance of any Common Shares shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the Common Shares issued pursuant to it.

                  (b) No Common Shares or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Common Shares issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Shares are then listed for trading.